AMENDMENT TO STOCKHOLDERS' AGREEMENT

     This Amendment dated to be effective March 31, 2000, amends the Stockholders' Agreement dated as of April 13, 1993 (the "Stockholders' Agreement") among United International Holdings, Inc., a Delaware corporation, now known as UnitedGlobalCom, Inc. (the "Company") and certain of its stockholders and beneficial owners.

                                    RECITALS

     1. The Janet Schneider Revocable Trust, Janet Schneider, The Henry H. Cate, Jr. Revocable Trust, Henry H. Cate, Jr., Richard Schneider and Robert Schneider (collectively, the "Janet Schneider Group") are parties to the Stockholders' Agreement as Permitted Transferees pursuant to Section 4.3(a) thereof.

     2. All of the parties of the Stockholders' Agreement desire that the Janet Schneider Group not be parties to the Stockholders' Agreement.

                                    AMENDMENT

     Pursuant to Section 9.8 of the Stockholders' Agreement, the undersigned, being all of the parties to the Stockholders' Agreement, hereby amend the Stockholders' Agreement to release the Janet Schneider Group as parties to the Stockholders' Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date set forth above.


                              UnitedGlobalCom, Inc.


                              By: /S/ Gene W. Schneider
                                 -----------------------------------------------
                              Title: CEO
                                    --------------------------------------------

                              /S/ Gene W. Schneider
                              --------------------------------------------------
                              Gene W. Schneider, for himself and as attorney-in-fact for:
                                   G. Schneider Holdings, Co.
                                   The Gene Schneider Family Trust


                              /S/ Mark L. Schneider
                              --------------------------------------------------
                              Mark L. Schneider


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                              /S/ Curtis Rochelle
                              --------------------------------------------------
                              Curtis Rochelle, for himself and as attorney-in-fact for:
                                   Rochelle Limited Partnership
                                   Marian H. Rochelle Revocable Trust
                                   Marian H. Rochelle
                                   Jim Rochelle
                                   April Brimmer Kunz
                                   Kathleen Jaure


                              /S/ Albert M. Carollo
                              --------------------------------------------------
                              Albert M. Carollo, for himself and as attorney-in-fact for:
                                   Carollo Company, a general partnership
                                   Albert & Carolyn Company, a Trust
                                   James R. Carollo Living Trust
                                   John B. Carollo Living Trust


                              /S/ Janet Schneider
                              --------------------------------------------------
                              Janet Schneider, for herself and as Trustee of the Janet Schneider Revocable Trust


                              /S/ Henry H. Cate, Jr.
                              --------------------------------------------------
                              Henry H. Cate, Jr., for himself and as Trustee of the Henry H. Cate, Jr. Revocable Trust


                              /S/ Richard Schneider
                              --------------------------------------------------
                              Richard Schneider


                              /S/ Robert Schneider
                              --------------------------------------------------
                              Robert Schneider